Advisory Agreement dated November 30, 2016 between the Loomis Sayles Trust I on behalf of Loomis Sayles Core
Disciplined Alpha Bond Fund and Loomis, Sayles &
Company, L.P. is incorporated by reference to Exhibit
(d)(11) to PEA No. 58 to the Registration Statement filed
November 29, 2016.

The Plan pursuant to Rule 18f-3 under the Investment
Company Act of 1940, as amended, effective March 31,
2017 is incorporated by reference to exhibit (n)(1) of post-effective amendment No. 62 to the Registration Statement filed on Form Type 485BPOS on March 30, 2017
(Accession No. 0001193125-17-104248).


Exhibit 77Q(1)(i)